Exhibit Q
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                              POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints any one individual from Group A (as defined below) and any one individual from Group B (as defined below), taken together, jointly, as such person's true and lawful attorneys-in-fact and agents for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Sections 13 and 16 of such act, and the rules and regulations thereunder, and the Securities Act of 1933, as amended (the "Securities Act"), including Rule 144 and the other rules and regulations thereunder, and all documents in connection with such filings, respecting securities of American International Group, Inc., a Delaware corporation, including but not limited to Forms 3, 4 and 5 and Schedules 13D and 13G under the Exchange Act and Form 144 under the Securities Act and any amendments thereto and successor forms and schedules thereto.

         Group A shall consist of the following individuals: Edward E. Matthews, Howard I. Smith and Bertil P-H Lundqvist. Group B shall consist of the following individuals: Jeffrey W. Tindell, Michael P. Rogan, Stephen W. Hamilton, Todd E. Freed and Leif B. King.

         This power of attorney shall be valid from the date hereof until revoked by the undersigned.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 25th day of May, 2006.




                                         MAURICE R. AND CORINNE P.
                                         GREENBERG JOINT TENANCY COMPANY, LLC

                                         By:   /s/ Maurice R. Greenberg
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                                               Name:    Maurice R. Greenberg
                                               Title:   Chairman and Director